Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 6, 2009

STRATEGIC HOTELS & RESORTS REPORTS FIRST QUARTER 2009 RESULTS

CHICAGO – May 6, 2009 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the first quarter ended March 31, 2009.

First Quarter Recap

•	Comparable funds from operations (Comparable FFO) was a loss of $0.15 per diluted share compared with income of $0.30 per diluted share in the prior year.

•	Quarterly Comparable EBITDA was $22.8 million compared with $55.7 million in the prior year.

•

North American total revenue per available room (Total RevPAR) decreased 22.8 percent and revenue per available room (RevPAR) decreased 24.1 percent driven by a 10.1 percentage point decrease in occupancy and an 11.1 percent decrease in average daily rate (ADR). Non-rooms revenue declined by 22.0 percent.

•	European Total RevPAR decreased 26.1 percent (12.3 percent in constant dollars) and RevPAR decreased 29.3 percent (14.4 percent in constant dollars).

•	North American gross operating profit (GOP) and EBITDA margins contracted 560 basis points and 630 basis points, respectively. North American EBITDA per room declined 43.7 percent.

Chief Executive Officer Laurence Geller remarked, “Despite pressures on the luxury market, we are executing plans on all of our key strategic fronts. Our revenue growth continues to outperform comparable national indices for luxury hotels. Operating controls at our hotels are significantly reducing costs while making substantial improvements in productivity. And, we have made great strides toward right sizing our corporate overhead for today’s business realities with a run rate reduction over 20% from levels in 2007. We also have confidence in the structural elements of our balance sheet with no maturing debt until 2011 and liquidity provided through a durable amended bank credit facility.

“As we move forward, we continue to focus on further enhancing our liquidity through aggressive and innovative asset management, limiting capital outlays, and seeking opportunities to raise efficiently priced equity through disciplined processes and carefully executed hotel sales.”

Financial Results

The company reported first quarter 2009 financial results as follows:

•

Net loss attributable to common shareholders was $43.2 million, or $0.57 per diluted share, for the first quarter of 2009, compared with net loss attributable to common shareholders of $7.9 million, or $0.11 per diluted share, for the first quarter of 2008.

•	Comparable EBITDA was $22.8 million compared with $55.7 million for the first quarter of 2008.

•

FFO was a loss of $10.6 million, or $0.14 per diluted share, compared with income of $18.9 million, or $0.25 per diluted share, in the first quarter of 2008. Comparable FFO was a loss of $11.4 million, or $0.15 per diluted share, compared with income of $22.6 million, or $0.30 per diluted share, in the first quarter of 2008.

Bank Credit Facility Amendment

During the first quarter, the company completed an amendment to its bank credit facility which amended certain terms and covenants in order to provide protection against the deteriorating operating environment. The amended terms include a reduction in total facility size to $400.0 million, an increase in pricing to LIBOR plus 375 basis points and security interests in five previously unsecured hotel properties. In return, the company negotiated a reduction of the minimum corporate fixed charge coverage ratio to 0.9 times and an increase in maximum corporate leverage to 80%. The maturity date of the facility remains unchanged with an initial maturity in March 2011 and a one year extension option available upon achieving certain specified performance criteria.

Earnings Call

The company will conduct its first quarter 2009 conference call for investors and other interested parties on May 7, 2009 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4199 (toll international:
617-213-4861) with pass code 24417368. To participate on the web cast, log on to http://www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PPBXE66T7 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on May 7, 2009, through 11:59 p.m. ET on May 14, 2009. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 33077752. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the first quarter information section.

Portfolio Definitions

North American hotel comparisons for the first quarter 2009 are derived from the company’s hotel portfolio at March 31, 2009, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the first quarter 2009 are derived from the company’s European owned and leased hotel properties at March 31, 2009.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,358 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; demand for hotel rooms in our current and proposed market areas; outbreak of contagious diseases such as the H1N1 virus; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Rooms	$96,586	$130,280
Food and beverage	57,106	79,124
Other hotel operating revenue	25,791	27,154

	179,483	236,558
Lease revenue	1,120	1,287

Total revenues	180,603	237,845

Operating Costs and Expenses:
Rooms	27,289	33,125
Food and beverage	42,827	56,743
Other departmental expenses	55,238	62,562
Management fees	6,763	9,609
Other hotel expenses	13,782	16,042
Lease expense	3,966	4,327
Depreciation and amortization	34,103	27,603
Impairment losses and other charges	459	—
Corporate expenses	10,424	7,430

Total operating costs and expenses	194,851	217,441

Operating (loss) income	(14,248)	20,404
Interest expense	(23,966)	(22,842)
Interest income	414	595
Loss on early extinguishment of debt	(883)	—
Equity in earnings (losses) of joint ventures	139	(779)
Foreign currency exchange gain (loss)	2,015	(3,209)
Other expenses, net	(39)	(262)

Loss before income taxes, loss on sale of noncontrolling interests in hotel properties and discontinued operations	(36,568)	(6,093)
Income tax expense	(100)	(212)

Loss before loss on sale of noncontrolling interests in hotel properties and discontinued operations	(36,668)	(6,305)
Loss on sale of noncontrolling interests in hotel properties	—	(5)

Loss from continuing operations	(36,668)	(6,310)
Income from discontinued operations, net of tax	—	5,200

Net loss	(36,668)	(1,110)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	446	2
Net loss attributable to the noncontrolling interests in consolidated affiliates	753	897

Net loss attributable to SHR	(35,469)	(211)
Preferred shareholder dividends	(7,721)	(7,721)

Net loss attributable to SHR common shareholders	$(43,190)	$(7,932)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.57)	$(0.18)
Income from discontinued operations attributable to SHR common shareholders	—	0.07

Net loss attributable to SHR common shareholders	$(0.57)	$(0.11)

Weighted average common shares outstanding	75,166	74,950

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2009	December 31, 2008
Assets
Investment in hotel properties, net	$2,358,243	$2,383,860
Goodwill	118,002	120,329
Intangible assets, net of accumulated amortization of $3,414 and $3,096	31,445	32,277
Investment in joint ventures	81,584	82,122
Cash and cash equivalents	128,283	80,954
Restricted cash and cash equivalents	28,796	37,358
Accounts receivable, net of allowance for doubtful accounts of $2,477 and $2,203	64,180	70,945
Deferred financing costs, net of accumulated amortization of $6,981 and $6,655	16,566	10,375
Deferred tax assets	36,246	38,260
Other assets	46,987	52,687

Total assets	$2,910,332	$2,909,167

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,292,896	$1,301,535
Exchangeable senior notes, net of discount	166,198	165,155
Bank credit facility	296,000	206,000
Accounts payable and accrued expenses	240,991	281,918
Deferred tax liabilities	31,232	34,236
Deferred gain on sale of hotels	97,800	104,251

Total liabilities	2,125,117	2,093,095
Noncontrolling interests in SHR’s operating partnership	5,096	5,330

Equity:

SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,971,069 and 74,410,012 common shares issued and outstanding)	750	744
Additional paid-in capital	1,233,077	1,228,774
Accumulated deficit	(745,732)	(710,263)
Accumulated other comprehensive loss	(92,277)	(93,637)

Total SHR’s shareholders’ equity	753,739	783,539

Noncontrolling interests in consolidated affiliates	26,380	27,203

Total equity	780,119	810,742

Total liabilities and equity	$2,910,332	$2,909,167

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	March 31, 2009
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,971	74,971
Operating partnership units outstanding	976	976
Stock options outstanding	885	885
Restricted stock units outstanding	1,079	1,079

Combined shares, options and units outstanding	77,911	77,911
Common stock price at end of period	$0.69	$0.69

Common equity capitalization	$53,759	$53,759
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt (excludes discount on exchangeable senior notes)	1,768,896	1,768,896
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(128,283)	(128,283)

Total enterprise value	$2,240,368	$2,064,608

Net Debt / Total Enterprise Value	81.1%	79.5%
Preferred Equity / Total Enterprise Value	16.5%	17.9%
Common Equity / Total Enterprise Value	2.4%	2.6%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended March 31,
	2009	2008
Total revenues (100%)	$28,192	$34,858
Property EBITDA (100%)	$8,506	$11,449

Equity in losses of joint venture (SHR 45% ownership)
Property EBITDA	$3,828	$5,152
Depreciation and amortization	(1,903)	(1,900)
Interest expense	(2,061)	(4,411)
Other expense, net	(183)	(28)
Income taxes	213	340

Equity in losses of joint venture	$(106)	$(847)

EBITDA Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(106)	$(847)
Depreciation and amortization	1,903	1,900
Interest expense	2,061	4,411
Income taxes	(213)	(340)

EBITDA Contribution for investment in Hotel del Coronado	$3,645	$5,124

FFO Contribution from investment in Hotel del Coronado
Equity in losses of joint venture	$(106)	$(847)
Depreciation and amortization	1,903	1,900

FFO Contribution for investment in Hotel del Coronado	$1,797	$1,053

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.58%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	3.00%	250 bp	18,500	January 2011 (a)

			628,500

Cash and cash equivalents			(47,543)

Net Debt			$580,957

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	May 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	June 2009	3.0%	$630,000	January 2010

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	February 2010	5.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended March 31,
	2009	2008
Paris Marriott Champs Elysees:
Property EBITDA	$2,607	$4,005

Revenue (a)	$2,607	$4,005

Lease Expense	(2,862)	(3,059)
Less: Deferred Gain on Sale Leaseback	(1,100)	(1,263)

Adjusted Lease Expense	(3,962)	(4,322)

EBITDA Contribution from Leasehold	$(1,355)	$(317)

Marriott Hamburg:
Property EBITDA	$1,353	$1,562

Revenue (a)	$1,120	$1,287

Lease Expense	(1,104)	(1,268)
Less: Deferred Gain on Sale Leaseback	(51)	(59)

Adjusted Lease Expense	(1,155)	(1,327)

EBITDA Contribution from Leasehold	$(35)	$(40)

Total Leaseholds:
Property EBITDA	$3,960	$5,567

Revenue (a)	$3,727	$5,292

Lease Expense	(3,966)	(4,327)
Less: Deferred Gain on Sale Leaseback	(1,151)	(1,322)

Adjusted Lease Expense	(5,117)	(5,649)

EBITDA Contribution from Leasehold	$(1,390)	$(357)

	March 31, 2009	December 31, 2008
Security Deposits (b):
Paris Marriott Champs Elysees	$11,822	$15,507
Marriott Hamburg	6,643	6,984

Total	$18,465	$22,491

(a)	For the three months ended March 31, 2009 and 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three months ended March 31, 2009 and 2008, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus income or loss attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended March 31,
	2009	2008
Net loss attributable to SHR common shareholders	$(43,190)	$(7,932)
Depreciation and amortization—continuing operations	34,103	27,603
Depreciation and amortization—discontinued operations	—	690
Interest expense—continuing operations	23,966	22,842
Income taxes—continuing operations	100	212
Income taxes—discontinued operations	—	90
Noncontrolling interests	(446)	(2)
Adjustments from consolidated affiliates (a)	(1,564)	(1,671)
Adjustments from unconsolidated affiliates	3,899	5,989
Preferred shareholder dividends	7,721	7,721

EBITDA	24,589	55,542
Realized portion of deferred gain on sale leasebacks	(1,151)	(1,322)

Adjusted EBITDA	23,438	54,220

Gain on sale of assets—continuing operations	(2)	(117)
Gain on sale of assets—discontinued operations	—	(416)
Loss on sale of noncontrolling interests in hotel properties	—	5
Impairment losses and other charges—continuing operations	459	—
Foreign currency exchange (gain) loss (b)	(2,015)	3,209
Hyatt Regency La Jolla noncontrolling interest (a)	—	(1,180)
Loss on early extinguishment of debt—continuing operations	883	—

Comparable EBITDA	$22,763	$55,721

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net loss attributable to SHR common shareholders under GAAP accounting rules for the three months ended March 31, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is included in adjustments from consolidated affiliates for the three months ended March 31, 2009.
(b)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Net loss attributable to SHR common shareholders	$(43,190)	$(7,932)
Depreciation and amortization—continuing operations	34,103	27,603
Depreciation and amortization—discontinued operations	—	690
Corporate depreciation	(304)	(292)
Gain on sale of assets—continuing operations	(2)	(117)
Gain on sale of assets—discontinued operations	—	(416)
Loss on sale of noncontrolling interests in hotel properties	—	5
Realized portion of deferred gain on sale leasebacks	(1,151)	(1,322)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	343	394
Noncontrolling interests adjustments	(457)	(387)
Adjustments from consolidated affiliates (a)	(1,832)	(1,275)
Adjustments from unconsolidated affiliates	1,935	1,900

FFO	(10,555)	18,851
Convertible noncontrolling interests	11	385

FFO—Fully Diluted	(10,544)	19,236
Impairment losses and other charges—continuing operations	459	—
Foreign currency exchange (gain) loss, net of tax (b)	(2,177)	3,916
Hyatt Regency La Jolla noncontrolling interest (a)	—	(589)
Loss on early extinguishment of debt—continuing operations	883	—

Comparable FFO	$(11,379)	$22,563

Comparable FFO per diluted share	$(0.15)	$0.30

Weighted average diluted shares	75,166	76,086

(a)	The noncontrolling interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net loss attributable to SHR common shareholders under GAAP accounting rules for the three months ended March 31, 2008. Under new accounting rules effective January 1, 2009, the noncontrolling interest partner’s share of the Hyatt Regency LaJolla’s property EBITDA is included in adjustments from consolidated affiliates for the three months ended March 31, 2009.
(b)	Foreign currency exchange loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate		Spread (a)		Loan Amount	Maturity (b)
Punta Mita land parcel promissory note	N/A		N/A		$16,891	August 2009
Bank credit facility	4.25%		375 bp		296,000	March 2011
Westin St. Francis	1.20%		70 bp		220,000	August 2011
Fairmont Scottsdale Princess	1.06%		56 bp		180,000	September 2011
InterContinental Chicago	1.56%		106 bp		121,000	October 2011
InterContinental Miami	1.23%		73 bp		90,000	October 2011
InterContinental Prague (c)	2.71%		120 bp	(c)	138,174	March 2012
Loews Santa Monica Beach Hotel	1.13%		63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	1.17%		67 bp		76,500	March 2012
Exchangeable senior notes, net of discount	3.50	% (d)	Fixed		166,198	April 2012
Fairmont Chicago	1.20%		70 bp		123,750	April 2012
Hyatt Regency La Jolla	1.50%		100 bp		97,500	September 2012
Marriott London Grosvenor Square (e)	2.75%		110 bp	(e)	110,831	October 2013

					$1,755,094

(a)	Spread over LIBOR (0.50% at March 31, 2009).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of €104,000,000 at March 31, 2009. Spread over three-month EURIBOR (1.51% at March 31, 2009).
(d)	Reflects the cash coupon.
(e)	Principal balance of £77,250,000 at March 31, 2009. Spread over three-month GBP LIBOR (1.65% at March 31, 2009).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.42%	100,000	August 2013
March 2007	4.84%	100,000	July 2012
March 2009	0.70%	50,000	September 2009
March 2009	0.78%	50,000	December 2009
March 2009	0.90%	75,000	April 2010
March 2009	1.12%	50,000	December 2010
March 2009	1.38%	50,000	August 2011
March 2009	0.64%	50,000	September 2009
March 2009	1.02%	50,000	December 2010
March 2009	0.64%	50,000	December 2009
March 2009	1.04%	100,000	February 2011
March 2009	1.22%	50,000	August 2011

	2.60%	$975,000

European Interest Rate Swap
Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
September 2008	4.53%	€104,000	March 2012

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At March 31, 2009, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2009	$16,891
2010	7,101
2011	914,101
2012	728,839
2013	101,964
Thereafter	—

1,768,896
Less discount on exchangeable senior notes	(13,802)

Total	$1,755,094

Percent of fixed rate debt including U.S. and European swaps	80.2%
Weighted average interest rate including U.S. and European swaps (f)	3.82%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	3.88

(f)	Excludes the amortization of deferred financing costs, amortization of the discount on the exchangeable senior notes and the amortization of the interest rate swap costs.